Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS EXPANDS HEALTHCARE CONSUMABLE OFFERING

THROUGH ACQUISITION OF U.K. CHEMICAL INDICATOR BUSINESS

Mentor, Ohio (September 15, 2004) – STERIS Corporation (NYSE:STE) today announced that it has acquired Albert Browne Limited (Browne), a privately-held manufacturer of chemical indicators based in the United Kingdom (U.K.). This acquisition fits STERIS’s strategic goal of expanding the Company’s offering of consumable products used with its broad line of capital equipment for infection control and decontamination.

Chemical indicators are single-use consumables that support a healthcare facility’s quality assurance program by confirming the conditions required for sterilization have been achieved within a sterilizer.

Albert Browne Limited was the first company to create a chemical indicator for the sterilization of medical instruments in the 1930s, and has maintained a leading position in the U.K. market through continuous enhancement of their products. Today, Browne sells a complete line of chemical indicators to healthcare facilities in over 70 countries, supported by strong technical and development capabilities, 73 dedicated employees, and a manufacturing facility located in Leicester, England.

STERIS acquired all of the outstanding shares of Browne for 28.9 million pounds sterling (approximately U.S. $51.6 million), net of 3.2 million pounds in cash acquired at the close of the transaction. The transaction was financed entirely with the Company’s existing cash. For the year ending December 31, 2003, Browne’s revenues were 8.6 million pounds. The transaction is expected to be neutral to STERIS’s earnings in fiscal 2005, and contribute approximately $0.01 to $0.02 to earnings in fiscal 2006.

STERIS Corporation

News Announcement

“STERIS is unique in its ability to offer integrated customer solutions by combining capital equipment, consumables and service to clean, disinfect, sterilize, transport and store medical devices,” said Les C. Vinney, STERIS’s President and Chief Executive Officer. “This acquisition supports our desire to strengthen our higher margin consumable offering, broadens our technical knowledge, and adds a new channel into the European market. These are key elements of our growth strategy. We welcome the talented employees of Albert Browne and look forward to working with them to enhance the growth in this product line through STERIS’s strong channel in North America where we have more than 1,000 people serving our hospital customers’ needs everyday.”

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that compliance with laws, court rulings, regulations, or certification requirements of domestic and foreign authorities may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.

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